Exhibit 10.6

NTN Buzztime, Inc. Corporate Incentive Plan for Eligible Employees of NTN
Buzztime, Inc. and NTN Canada, Inc.
Fiscal Year 2009

Section		Description
1	Purpose
The purpose of the NTN Buzztime, Inc. Corporate Incentive Plan for Eligible Employees of NTN Buzztime, Inc. and NTN Canada, Inc., (“Plan”) is twofold:

(1) To motivate Participants to focus on and maximize their efforts to achieve Buzztime’s Corporate Goals.

(2) To encourage the retention of those employees who do so.

It is anticipated that the pursuit of goals will foster teamwork, promote accountability and drive performance. This Plan has been approved by the Executive Committee and Board Compensation Committee. This Plan may be changed or modified at any time, on a prospective basis, at the discretion of the Board Compensation Committee.

2	Effective Dates	The Plan Period is January 1, 2009 – December 31, 2009.
3	Eligibility
To be an eligible participant in the Plan, employees must be employed by Buzztime on or before November 30, 2009, on active, full-time, paid status and not be a participant in any other Buzztime incentive compensation program. (All eligible employees are referred to in this Plan as “Participant(s)”). Only Participants may earn incentive compensation under this Plan.

Each Participant will receive a performance evaluation assessing his/her overall performance for the Plan Period. Only Participants receiving an overall rating of “Meets Requirements” or higher in their performance evaluation assessed by his or her supervisor at the end of the Plan Period will be eligible. Any Participant who received a performance rating below “Meets Requirements” will be ineligible to participate in the Plan.

Any Participant under disciplinary action (any level of performance counseling, warning and performance improvement plan) will be ineligible to participate in the Plan. If the employee upon reevaluation, however, is released from disciplinary action, he/she will at that same time resume eligibility under the Plan and may be eligible to receive a prorated incentive amount that excludes the period of time he/she was under disciplinary action.

Any newly hired employee who becomes eligible for the Plan during the year may be eligible to receive a prorated incentive amount.

4	Plan Design
(1) Prerequisites to Earning Incentive Compensation
To earn incentive compensation under this Plan, subject to provisions of Section 6, the following criteria must be satisfied: (a) The Plan must be funded, based on the achievement of the Corporate Goal during the Plan Period which is to meet target EBITDA and free cash flow expectations; and (b) the Participant must be employed by Buzztime on the Payout Date. If Buzztime does not achieve the EBITDA and free cash flow targets, no incentive amounts will be paid under this Plan.

(2) Corporate Goal – Our 2009 Corporate Goal is comprised of two parts; First, to meet our target EBITDA and second to meet our target free cash flow. EBITDA and free cash flow targets are as approved by the Board of Directors.

EBITDA is defined as earnings before interest, tax, depreciation and amortization ( “EBITDA” ) as defined in Buzztime’s financial reports. Free cash flow ( “FCF” ) is defined as operating cash flow less capital expenditures.

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Management will aim to provide monthly Incentive Plan updates against targets to all Participants. Additionally, Buzztime will communicate how the Incentive Plan is tracking against targets on a quarterly basis after quarterly earnings are released, typically this occurs 6 weeks after each calendar quarter ends.

The payout pool is determined and funded based on meeting the Corporate Goal. If the Company meets the Corporate Goal, there is a 100% payout pool generated. If the Corporate Goal is exceeded the payout pool remains the same at 100%. If the Corporate Goal is not met, the plan is not funded and no payout will be earned nor paid.

(3) Target Payout
Each Participant will have a Target Payout, assigned by his/her position and job level, and defined either as a percentage or a specific amount of their annual base salary. (Please refer to your personal incentive memo). The “annual base salary” is defined as the Participant’s annual base salary excluding benefits as of December 31, 2009.

The Target Payout amount will be adjusted when warranted pursuant to Sections 5 and 6.

(4) Performance Measures
The Incentive Plan is based upon the attainment of financial and non- financial weighted goals in the following categories. Please see your personal incentive memo for your role’s corresponding level. Individual goal achievement will be tracked using Success Factors. It is in your best interest to maintain and update your progress against your goals on a monthly basis.

Performance Measure	Corporate Goal Weight	Department Goals Weight	Individual Goals Weight (3-6 performance goals)	Total Weight
Level G	75%	N/A	25%	100%
Level H	50%	30%	20%	100%
Level I	N/A	50%	50%	100%

5) Payout Formula Terms
The Incentive Payout amount is based on the following terms:

% of Corporate Goal Achievement  - Overall percent achieved of the Corporate Goal.

Participant’s Target Payout Amount - Participant’s annual base salary x the Target Payout or this could be a specific amount. Please refer to your personal incentive memo.

Department Weight – The ratio of weight assigned to the attainment of the departments goals achieved expressed as a percentage (i.e., if the Content department achieved 95% of it's goals, they could carry a 30% weight in the payout formula for level H from the table above)

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Corporate Weight – The ratio of weight assigned to the attainment of the corporate goal achieved expressed as a percentage (i.e., if Buzztime achieved 100% of its goals, it carry’s a weight of 50% in calculating the payout formula for level H from the table above).

Individual Weight – The ratio of weight assigned to the attainment of a Participant’s goals achieved expressed as a percentage (i.e., if Bob Smith achieved 100% of his goals, they carry a weight of 20% in calculating the payout formula for level H from the table above).

Total Weight – The total of the department, corporate and individual weights expressed as a percentage.
Individual Incentive Payout – The incentive payout amount an individual is awarded after the payout formula is completed subject to all sections of this Plan.
(6) Performance Determination
Buzztime’s actual performance against the Corporate Goal for the Plan Period will be determined and approved by the Board Compensation Committee as soon as practicable after the Plan Period ends, subject to the completion and approval by Buzztime of the relevant financial or other Buzztime reports upon which the Corporate Goal is measured.

(7) Payout Schedule
50% of the incentive pool will be paid out provided all prerequisites to earning incentive compensation are met pursuant to Sections 4, 5, 8 and the
Company has forecasted to meet or exceed the Corporate Goal for 2009 and the YTD results for the first half of the fiscal year were at or better than budget. The remaining 50%, if there was a payout made June 2009, will be made pursuant to Section 5.

(8) Annual Recovery Opportunity
An Annual Recovery incentive payment will be made if there was no semi-annual payout paid because June 2009 targets were not met or 2009 forecast was below budget. The annual recovery is met if the Corporate Goals are achieved at 100% or greater (same as Section 4 (2) “Corporate Goal”) at the close of the year provided all the of prerequisites to earning incentive compensation are met pursuant to Sections 4,5 and 8.

(9) Payout Formula
Please refer to your personal incentive memo for formula payout examples.

5	Payout Details
Payout Date(s): Subject to Section 8, and provided all the of prerequisites to earning incentive compensation are met pursuant to Section 4 a semi-annual payment of the Plan will occur (a) within 30 days after the June 2009 month-end close and (b) within 30 days after receipt of the independent’s auditor’s report on Buzztime’s annual financial statements for the prior year, but no later than March 15, 2010. The first incentive payment will be equal to 50% of the calculated payout and the second payment will be the remaining 50% of the calculated payout.

Prorated Payouts: The Individual Incentive Payout that otherwise would have been earned in the Plan Period will be prorated when the provisions of Section 6 apply.

Plan Administration and Interpretation: This Plan shall be administered and interpreted by the Executive Committee (CEO, CFO, and VP, HR) at its sole discretion. The Executive Committee must approve any exceptions to the term and conditions of this Plan.

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401 k deferrals: In accordance with the NTN Buzztime, Inc. 401 k Plan, no 401 k deductions will be withheld from incentive (“bonus”) wages.

Taxes: Incentive payments are in addition to the Participant’s base salary and are included as total cash compensation and, as such, recorded on the Participant’s W-2 (or applicable country statement) statement of wages. Individual Incentive Payouts are considered taxable income and are reported as Gross Income (not “after taxes”). Participants will have all appropriate payroll taxes and withholdings deducted from these incentive payments at the IRS supplemental tax rate.

6	Prorated Participation
Late Entry into the Plan: An employee who enters into an eligible position and, therefore, becomes a Participant after the beginning of the Plan Period (either through new hire, promotion or transfer) will be assigned a Target Payout and will be able to earn prorated incentive payment on that basis.

Effect of Termination: A Participant must be employed on the Payout Date(s) to earn an incentive payment. If a Participant voluntarily resigns from employment prior to the Payout Date(s), no incentive payment is earned. If Buzztime terminates a Participant’s employment prior to the Payout Date(s), no incentive payment is earned.

Effect of Disciplinary Action: Any Participant under disciplinary action (any level of performance counseling, warning and/or performance improvement plan) will be ineligible to participate in the Plan. If the employee upon reevaluation, however, is released from disciplinary action, he/she will at that same time resume eligibility under the Plan and may be eligible to receive a prorated incentive amount that excludes the period of time he/she was under disciplinary action.

Internal Promotions and Transfers: Employees who transfer within Buzztime and/or are promoted into new positions that are not eligible to participate in this Plan will be paid a prorated Individual Incentive Payout. Participants who transfer within and/or promoted into new positions will be re-evaluated to ensure they are at the appropriate incentive level based on their position and job level. The incentive payment during the time in the Plan Period he or she was a Participant is subject to the prerequisites to earning incentive compensation.

Approved Time Off: The Individual Incentive Payout will not be prorated to account for time off due to paid time off except when time off is used on an approved leave of absence.

Leave of Absence: The Individual Incentive Payout for Participants who are on an approved leave of absence from Buzztime will be prorated based on the length of the approved leave during the Plan Period. During the time an employee is on an approved leave of absence, he or she will not be considered a Participant.

7	At Will Employment
Employment with Buzztime is at-will. This means that just as a Participant is free to resign at any time, Buzztime reserves the right to discharge a Participant at any time, with or without cause or advance notice. In connection with the “at-will” employment relationship, Buzztime also reserves the right to exercise its managerial discretion in reassigning, transferring, promoting or demoting an employee, at any time. Participation in the Plan does not guarantee continued employment for any particular period of time or otherwise change Buzztime’s policy of employment at-will.

8	Management Rights	Buzztime reserves the right to amend or terminate this Plan, at any time, at management’s discretion, with or without advance notice. Any amendments to the

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Plan will be in writing and approved by the Board Compensation Committee. If this Plan is amended or terminated prior to the end of the Plan Period, Participants will be paid, according to any amending or terminating documents.

This Plan will automatically terminate at the end of the Plan Period, except that the Payout provisions will continue in effect until satisfied. However, Buzztime, at its discretion, may elect to re-issue the Plan, in writing, with new Effective Dates.

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Level G Payout Formula examples

Example 1 Half –Year Payout

An employee earns a base of $105,000, is a Participant for the entire FIRST HALF of the Plan Period, and the Target Payout percent is 25% which equals a FIRST HALF of the year Target Payout Amount of $26,250 x 50% (first-half) = $13,125. The individual goals are achieved at 100% or are tracking at 100%. Corporate achieved 100% of its goal, mid-year, so the plan is funded at 50% of the 100% payout pool (it is divided in half to represent the FIRST HALF of the year).

Participants Target Payout Amount	x	Corporate Goal Achievement	+	Department Goal Achievement	+	Individual Goal Achievement	=	Individual Incentive Amount
Weighting		75%	+	N/A	+	25%	=	100%
Overall Goal Attainment %		100%		100%		100%
Apply Weighting		(100%x.75)		N/A		(100%x.25)
$26,250	x	75%	+	N/A	+	25%	=	$26,250

Individual Incentive Amount	x	Payout Pool Percentage	=	Incentive Payout
$26,250	x	50%	=	$13,125

Example 2 – Full Year Payout w/ Half Year Payout Occurred
An employee earns a base of $105,000, is a Participant for the entire Plan Period and his/her Target Payout percent is 25%, will equals a Target Payout of $26,250. The individual goals are achieved at 95%. Corporate achieved 105% of its goals, which yields a 100% payout pool.

Participants Target Payout Amount	x	Corporate Goal Achievement	+	Department Goal Achievement	+	Individual Goal Achievement	=	Individual Incentive Amount
Weighting		75%	+	N/A	+	25%	=	100%
Overall Goal Attainment %		105%				95%
Apply Weighting		(100%x.75)		N/A		(95%x.25)
$26,250	x	75%	+	N/A	+	23.75%	=	$25,921.87

Individual Incentive Amount	-	Incentive Amount Paid to Date	=	Incentive Payout to be Paid
$25,921.87	-	$13,125	=	$12,796.87

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Level H Payout Formula examples

Example 1 Half –Year Payout
An employee earns a base of $40,000, is a Participant for the entire FIRST HALF of the Plan Period, and the Target Payout percent is 5% which equals a FIRST HALF of the year Target Payout Amount of $2,000 x 50% (first-half) = $1,000. The individual goals are achieved at 90% or are tracking at 90%, department goals are tracking or achieved at 95%. Corporate achieved 100% of its goal, mid-year, so the plan is funded at 50% of the 100% payout pool (it is divided in half to represent the FIRST HALF of the year).

Participants Target Payout Amount	x	Corporate Goal Achievement	+	Department Goal Achievement	+	Individual Goal Achievement	=	Individual Incentive Amount
Weighting		50%	+	30%	+	20%	=	100%
Overall Goal Attainment %		100%		95%		90%
Apply Weighting		(100% x.50)		(95% x.30)		(90%x.20)
$2,000	x	50%	+	28.5%	+	18%	=	$1,930

Individual Incentive Amount	x	Payout Pool Percentage	=	Incentive Payout to be PAID
$1,930	x	50%	=	$965

Example 2 – Full Year Payout w/ Half Year Payout Occurred
An employee earns a base of $40,000, is a Participant for the entire Plan Period and his/her Target Payout percent is 5%, will equals a Target Payout of $2,000. The individual goals are achieved at 95%, department goals are achieved at 95%. Corporate achieved 105% of its goals, which yields a 100% payout pool.

Participants Target Payout Amount	x	Corporate Goal Achievement	+	Department Goal Achievement	+	Individual Goal Achievement	=	Individual Incentive Amount
Weighting		50%	+	30%	+	20%	=	100%
Overall Goal Attainment %		105%		95%		95%
Apply Weighting		(100%x.50)		(95% x .30)		(95%x.20)
$2,000	x	50%	+	28.5%	+	19%	=	$1,950

Individual Incentive Amount	-	Incentive Amount Paid to Date	=	Incentive Payout to be Paid
$1,950	-	$965	=	$985

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Level I Payout Formula examples

Example 1 Half –Year Payout

An employee earns a base of $25,000, is a Participant for the entire FIRST HALF of the Plan Period, and the Target Payout is $500 which equals a FIRST HALF of the year Target Payout Amount of $500 x 50% (first-half) = $250. The individual goals are achieved at 90% or are tracking at 90%, department goals are tracking or achieved at 95%. Corporate achieved 100% of its goal, mid-year, so the plan is funded at 50% of the 100% payout pool (it is divided in half to represent the FIRST HALF of the year).

Participants Target Payout Amount	x	Corporate Goal Achievement	Department Goal Achievement	+	Individual Goal Achievement	=	Individual Incentive Amount
Weighting		N/A	50%	+	50%	=	100%
Overall Goal Attainment %		100%	95%		90%
Apply Weighting		N/A	(95% x.50)		(90%x.50)
$500	x	Plan Funded	47.5%	+	45%	=	$462.50

Individual Incentive Amount	x	Payout Pool Percentage	=	Incentive Payout to be PAID
$462.50	x	50%	=	$231.25

Example 2 – Full Year Payout w/ Half Year Payout Occurred
An employee earns a base of $25,000, is a Participant for the entire Plan Period and his/her Target Payout is $500. The individual goals are achieved at 95%, department goals are achieved at 95%. Corporate achieved 105% of its goals, which yields a 100% payout pool.

Participants Target Payout Amount	x	Corporate Goal Achievement	+	Department Goal Achievement	+	Individual Goal Achievement	=	Individual Incentive Amount
Weighting		N/A		50%	+	50%	=	100%
Overall Goal Attainment %		105%		95%		95%
Apply Weighting		N/A		(95% x .50)		(95%x.50)
$500	x	Plan Funded		47.5%	+	47.5%	=	$475

Individual Incentive Amount	-	Incentive Amount Paid to Date	=	Incentive Payout to be Paid
$475	-	$231.25	=	$243.75

Confidential, internal use only